EXHIBIT 10.35

COMPUTER EDUCTION AUTHORIZATION AND CERTIFICATION

 Re: Notice of confirmation of Jinjiang E-government Training beinng appointed as the National demonstration model.  No. 2003【1229】

 To all the CEAC training organizations: Ever since the central organizing department, personnel department and the Department of State Information Office distributed the 《Re: Notice of  development in Information and E-Government Training Program》【no.(2003)1】, the information and e-government training program for the leading governmental officers and civil servants has been highly respected by all levels of the government.

 The Fujian Jinjiang E-Government Training Program is an important program of the Jinjiang E-government Project, which is highly respected by the CEAC organizations and the local government.  In order to promote the national E-government Training Program, summarize and accumulate the experience as well as extend the Training Program's influence, CEAC Computer Education, Authorization and Certification confirms that upon examination and research, Jinjiang E-government Training Program is appointed as the national demonstration model.  Hoping the CEAC Shenzhen center ------ the Shenzhen City Cyber Port Information Technology Training Centre which actually offers the Training Program can pay more attention in the Program in order to get good result and make the Program to become the best national demonstration mode.

COMPUTER EDUCTION AUTHORIZATION
AND CERTIFICATION (sealed)
29-12-2003